UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2013 (February 6, 2013)

MYOS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

(973) 509-0444
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On February 6, 2013, Andrew J. Einhorn resigned from his position as Chief Financial Officer of MYOS Corporation (the “Company”). In connection with his resignation, and to facilitate the transition to the Company’s Interim Chief Financial Officer, Mr. Einhorn entered into a consulting agreement with the Company (the “Consulting Agreement”), pursuant to which Mr. Einhorn will be entitled to his current base salary during the term of the Consulting Agreement. The Consulting Agreement, which will terminate on February 28, 2013, also includes customary confidentiality and non-solicitation provisions.

(c) Appointment of Certain Officers

On February 6, 2013, the Company appointed Carl DeFreitas, 58, to serve as its Interim Chief Financial Officer.

Mr. DeFreitas has served as a consultant to the Company since August 2012, in which role he has participated in the preparation of the Company’s financial statements, SEC filings and tax returns. Since 1991, Mr. DeFreitas has served as the managing partner of DeFreitas & DelSanto, LLP, a boutique accounting firm.  From September 1989 to September 1991, he served as the director of taxation for Graphic Scanning Corp., which was a publicly traded company.  Mr. DeFreitas served as a senior accountant at Peat Marwick from September 1981 to June 1985 and as a senior tax manager at Ernst & Whinney from June 1985 to September 1989.  He received his B.S. in Business Administration and Accounting from the University of Buffalo, and his Masters in Business Administration from Hofstra University. Mr. DeFreitas is a Certified Public Accountant, Certified Financial Planner, and has an Advanced Certification in Taxation from New York University.

On February 8, 2013, the Company entered into an engagement agreement with DeFreitas & DelSanto, LLP. Pursuant to the engagement agreement, Mr. DeFreitas will work for the Company on a part-time basis and will receive $150,000 per annum.

There are no family relationships between Mr. DeFreitas and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. DeFreitas that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the engagement agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the engagement agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

(d) Election of Directors

On February 8, 2013, Dr. Sapna Srivastava joined the Board of Directors (the “Board”) of the Company.

Dr. Srivastava has served as a special advisor to the Company since October 2012, in which role she has advised the Company on its business and financial strategy. She most recently served as the senior equity analyst and team leader for the biotechnology sector at Goldman Sachs Group, Inc. (NYSE:GS) from June 2010 to June 2012. Dr. Srivastava served as the senior equity analyst covering the biotechnology sector at Morgan Stanley (NYSE:MS) from April 2004 to September 2009, and at ThinkEquity Partners LLC from January 2003 to April 2004. She began her career at J.P. Morgan (NYSE:JPM), where she served as a research associate from April 1999 to October 2002. In these roles, she was primarily responsible for providing investment advice regarding the biotechnology sector to institutional clients. Dr. Srivastava received her Ph.D. in Biology from New York University and her B.Sc. from University of Bombay (India).

Upon the appointment of Dr. Srivastava to serve as special advisor to the Company, the Company issued her 100,000 shares of common stock, which shares have previously vested. In addition, the Company agreed to issue Dr. Srivastava, for each quarter that she provides services to the Company, a stock option to purchase 150,000 shares of common stock, which option vests (whether or not she is still a special advisor to Company) over two years in equal annual installments, with the first such installment vesting upon the first anniversary of the issuance of such option.  Dr. Srivastava will continue to serve as a special advisor to the Company subsequent to her appointment to the Board.

(e) Compensatory Arrangements of Certain Officers

On February 8, 2013, the Company entered into an Amended and Restated Employment Agreement (the “Agreement”) with Peter Levy, its current Chief Operating Officer and Executive Vice President. The Agreement replaced Mr. Levy’s existing employment agreement with the Company dated February 10, 2012.  Pursuant to the terms of the Agreement, Mr. Levy will continue to work for the Company on a full-time basis and will receive an annual base salary of $200,000.  Mr. Levy may receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the Board in its sole discretion. The 500,000 shares of the Company’s common stock previously granted to Mr. Levy will vest in four equal semi-annual installments commencing on August 10, 2012. The term of the Agreement is three years, and the Agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. Levy’s employment is terminated by the Company for cause (as defined in the Agreement) or as a result of death or disability, or if Mr. Levy terminates his employment without good reason (as defined in the Agreement), Mr. Levy will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as retain any shares that have previously vested.

In the event Mr. Levy’s employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. Levy terminates his employment for good reason, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as any vested shares. In addition, he will be entitled to receive his base salary for twelve months following the date of termination, a cash amount equal to the greater of (i) $50,000 and (ii) the average of all annual cash bonuses received under the Agreement, and payment of all COBRA premiums for twelve months following the date of termination.

In the event Mr. Levy’s employment is terminated by the Company in connection with, or as a result of, a change of control (as defined in the Agreement), or if Mr. Levy terminates his employment for good reason following a change in control, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination. In addition, he will be entitled to receive his base salary for twelve months following the date of termination, a cash amount equal to the greater of (i) $50,000 and (ii) the average of all annual cash bonuses received under the Agreement, and payment of all COBRA premiums for twelve months following the date of termination. Furthermore, all of his unvested shares will vest as of the date of the consummation of the change in control.

The Agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. Levy’s employment with the Company.  Mr. Levy also agreed to customary terms regarding confidentiality and ownership of product ideas.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended and Restated Employment Agreement, dated as of February 8, 2013, by and between Peter Levy and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2013

MYOS CORPORATION

By:	/s/ Glen R. Fleischer
Name: Glen R. Fleischer
Title: Chief Executive Officer